UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 14, 2011

Deluxe Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3680 Victoria St. N., Shoreview, Minnesota		55126
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-483-7111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective October 31, 2011, Thomas L. Morefield will be retiring from Deluxe Corporation (the "Company"). Mr. Morefield is currently serving as Senior Vice President, Financial Services, and was a named executive officer in the Company’s most recent proxy statement.

(e) To allow for an orderly transition of Mr. Morefield’s duties and responsibilities as Senior Vice President, Financial Services, the Company and Mr. Morefield entered into a Consulting and Non-Competition Agreement (the "Agreement"), dated as of September 14, 2011, which established by mutual agreement the date of Mr. Morefield’s retirement, and provides that Mr. Morefield shall remain available to the Company as a consultant through January 31, 2012 (the "consulting period"). The Agreement also prohibits Mr. Morefield from accepting employment with, or otherwise providing services to, select competitors of the Company, and from soliciting or recruiting other employees of the Company, for a period of one year after his retirement date. The Agreement also contains a standard release of claims, as well as confidentiality obligations of Mr. Morefield. As consideration for Mr. Morefield’s post-retirement obligations, the Company has agreed to pay Mr. Morefield one hundred fifty thousand dollars ($150,000.00), one-half of which will be paid, subject to certain conditions, on or about the effective date of Mr. Morefield’s retirement, and the remainder of which will be paid upon satisfactory completion of the consulting period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deluxe Corporation

September 20, 2011	By:	Anthony C. Scarfone

Name: Anthony C. Scarfone
Title: Senior Vice President, General Counsel and Secretary